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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8-K

                                  CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                   April 18, 2002
                          ---------------------------------
                                    Date of Report
                          (Date of Earliest Event Reported)

                                   ITS Networks Inc.
                  ------------------------------------------------------
                  (Exact Name of Registrant as Specified in its Charter)

                     C/ Zillanueva 16, 5th Floor, Madrid 28001, Spain
          -------------------------------------------------------------------
                          (Address of principal executive offices)

                                  011-34-91-578-0074
                  ------------------------------------------------------
                   (Registrant's telephone number, including area code)

         Edif. Marina Marbella, Severo Ochoa, 28, 3-A, 29600 Marbella, Spain
         -------------------------------------------------------------------
           (Former name and former address, if changed since last report)


         Florida                    0-230611                   52-2137517
    ----------------              ------------            --------------------
    (State or other               (Commission             (I.R.S. Employer
     jurisdiction of               File Number)            Identification No.)
     incorporation)


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ITEM 4.   CHANGE OF REGISTRANT'S CERTIFYING ACCOUNTANT

     On April 18, 2002, Moore Stephens, P.C., the independent certified public accountants and auditors of ITS Networks Inc. for fiscal 2001 were dismissed by the Company from the audit engagement with the Company. The dismissal was approved by the Board of Directors of the Company.

     During the fiscal year ended September 30, 2001, the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to any uncertainty, audit scope, or accounting principles.

     For the fiscal year ended September 30, 2001, and the subsequent interim period ended December 31, 2001, there were no disagreements with Moore Stephens, P.C. on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or practices which if not resolved to the satisfaction of Moore Stephens, P.C. would have caused Moore Stephens, P.C. to make reference to the subject matter of the disagreement in connection with its reports.

     The Company has not yet selected its new independent certified public accountants, and will file a Form 8-K current report when such selection is made and approved by the Board of Directors of the Company.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     Exhibit 16 Letter of Moore Stephens, P.C. regarding change in certifying accountant.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ITS Networks Inc.


                                           By:  /s/ Gustavo Gomez
                                              ---------------------------------
                                                    Gustavo Gomez, President

Date: June 11, 2002